Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces December 31, 2023 Financial Results and Declares First Quarter 2024 Dividend of $0.42 per Share and Additional Dividends Totaling $0.12 per Share for 2024

BOSTON – February 27, 2024 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the fourth quarter and fiscal year ended December 31, 2023, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the first quarter of 2024 and has also declared additional dividends totaling $0.12 per share for 2024.

“BCSF reported strong quarterly and full year 2023 results as we benefited from attractive levels of interest income, net asset value growth and continued stable credit performance across our primarily senior secured portfolio,” said Michael Ewald, Chief Executive Officer of BCSF. “As a result of our strong 2023 performance, we declared additional dividends totaling $0.12 per share to be paid in equal quarterly amounts during the year, bringing our total annualized dividend yield to 10.2% at ending book value, inclusive of our regular quarterly dividend of $0.42 per share.”

QUARTERLY HIGHLIGHTS

•
Net investment income (NII) per share was $0.54, equating to an annualized NII yield on book value of 12.3%(1);
•
Net income per share was $0.48, equating to an annualized return on book value of 10.9%(1);
•
Net asset value per share as of December 31, 2023 was $17.60, as compared to $17.54 as of September 30, 2023;
•
Gross and net investment fundings were $206.4 million and $(101.8) million, respectively; Ending net debt-to-equity was 1.02x, as compared to 1.12x as of September 30, 2023(2);
•
Investments on non-accrual remained low at 1.9% and 1.2% of the total investment portfolio at amortized cost and fair value, respectively, as of December 31, 2023;
•
Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the first quarter of 2024 payable to stockholders of record as of March 28, 2024 and has also declared additional dividends totaling $0.12 per share for 2024, to be distributed in four consecutive quarterly payments of $0.03 per share per quarter. The first additional dividend is payable to stockholders of record as of March 28, 2024(3); and
•
In February 2024, Kroll Bond Rating Agency, LLC (KBRA) affirmed the Company’s investment grade rating of BBB and stable outlook.

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q4 2023	Q3 2023
Net investment income per share	$0.54	$0.55
Net investment income	$34.9	$35.6
Earnings per share	$0.48	$0.52
Dividends per share declared and payable	$0.42	$0.42

($ in millions, unless otherwise noted)	As of December 31, 2023	As of September 30, 2023
Total fair value of investments	$2,298.3	$2,390.2
Total assets	$2,472.3	$2,566.5
Total net assets	$1,136.5	$1,132.5
Net asset value per share	$17.60	$17.54

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended December 31, 2023, the Company invested $206.4 million in 43 portfolio companies, including $56.1 million in two new companies, $145.3 million in 40 existing companies and $5.0 million in ISLP. The Company had $308.2 million of principal repayments and sales in the quarter, resulting in net investment fundings of $(101.8) million.

Investment Activity for the Quarter Ended December 31, 2023:

($ in millions)	Q4 2023	Q3 2023
Investment Fundings	$206.4	$109.5
Sales and Repayments	$308.2	$102.8
Net Investment Activity	$(101.8)	$6.7

As of December 31, 2023, the Company’s investment portfolio had a fair value of $2,298.3 million, comprised of investments in 137 portfolio companies operating across 31 different industries.

Investment Portfolio at Fair Value as of December 31, 2023:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$1,464.4	63.8%
Second Lien Senior Secured Loans	68.4	3.0
Subordinated Debt	45.9	2.0
Structured Products	22.6	1.0
Preferred Equity	104.4	4.5
Equity Interests	221.4	9.6
Warrants	0.5	0.0
Investment Vehicles	370.7	16.1
Subordinated Note in ISLP	190.7	8.3
Equity Interest in ISLP	66.2	2.9
Subordinated Note in SLP	116.0	5.0
Preferred and Equity Interest in SLP	(2.2)	(0.1)
Total	$2,298.3	100.0%

As of December 31, 2023, the weighted average yield on the investment portfolio at amortized cost and fair value were 13.0% and 13.1%, respectively, as compared to 12.9% and 13.1%, respectively, as of September 30, 2023(4). 93.8% of the Company’s debt investments at fair value were in floating rate securities.

As of December 31, 2023, three portfolio companies were on non-accrual status, representing 1.9% and 1.2% of the total investment portfolio at amortized cost and fair value, respectively.

As of December 31, 2023, ISLP’s investment portfolio had an aggregate fair value of $709.8 million, comprised of investments in 37 portfolio companies operating across 17 different industries. The investment portfolio on a fair value basis was comprised of 93.7% first lien senior secured loans, 2.9% second lien senior secured loans and 3.4% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of December 31, 2023, SLP’s investment portfolio had an aggregate fair value of $879.9 million, comprised of investments in 62 portfolio companies operating across 21 different industries.(5) The investment portfolio on a fair value basis was comprised of 97.7% first lien senior secured loans and 2.3% second lien senior secured loans. 99.3% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended December 31, 2023 and September 30, 2023, total investment income was $74.9 million and $72.4 million, respectively. The increase in investment income was primarily due to an increase in dividend and other income.

Total expenses (before taxes) for the three months ended December 31, 2023 and September 30, 2023 were $39.0 million and $36.1 million, respectively.

Net investment income for the three months ended December 31, 2023 and September 30, 2023 was $34.9 million or $0.54 per share and $35.6 million or $0.55 per share, respectively.

During the three months ended December 31, 2023, the Company had net realized and unrealized gains (losses) of $(3.8) million.

Net increase in net assets resulting from operations for the three months ended December 31, 2023 was $31.1 million, or $0.48 per share.

CAPITAL AND LIQUIDITY

As of December 31, 2023, the Company had total principal debt outstanding of $1,263.5 million, including $311.0 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026 and $300.0 million outstanding in the Company’s senior unsecured notes due October 2026.

For the three months ended December 31, 2023, the weighted average interest rate on debt outstanding was 5.3%, as compared to 5.4% for the three months ended September 30, 2023.

As of December 31, 2023, the Company had cash and cash equivalents (including foreign cash) of $49.4 million, restricted cash and cash equivalents of $63.1 million, $(7.1) million of unsettled trades, net of receivables and payables of investments, and $343.3 million of capacity under its Sumitomo Credit Facility. As of December 31, 2023, the Company had $266.1 million of undrawn investment commitments.

As of December 31, 2023, the Company’s debt-to-equity and net debt-to-equity ratios were 1.11x and 1.02x, respectively, as compared to 1.22x and 1.12x, respectively, as of September 30, 2023(2).

Endnotes

(1)
Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.
(2)
Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.
(3)
The first quarter dividend is payable on April 30, 2024 to stockholders of record as of March 28, 2024.
(4)
The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.
(5)
SLP acquired 70% of the member equity interests of the Company’s 2018-1 portfolio (“2018-1”). The Company retained 30% of the 2018-1 membership interests as a non-controlling equity interest.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on February 28, 2024. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

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Domestic: 1-888-886-7786
•
International: 1-416-764-8658
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Conference ID: 46709784

All participants will need to reference “Bain Capital Specialty Finance - Fourth Quarter and Fiscal Year Ended December 31, 2023 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 6, 2024 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•
Domestic: 1-844-512-2921
•
International: 1-412-317-6671
•
Conference ID: 46709784

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	December 31, 2023	December 31, 2022

Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,615,061 and $1,846,172, respectively)	$1,593,360	$1,774,947
Non-controlled/affiliate investment (amortized cost of $132,650 and $133,808, respectively)	147,971	173,400
Controlled affiliate investment (amortized cost of $554,123 and $439,958, respectively)	557,012	438,630
Cash and cash equivalents	42,995	30,205
Foreign cash (cost of $6,865 and $34,528, respectively)	6,405	29,575
Restricted cash and cash equivalents	63,084	65,950
Collateral on forward currency exchange contracts	7,613	9,612
Deferred financing costs	2,802	3,742
Interest receivable on investments	37,169	34,270
Receivable for sales and paydowns of investments	4,310	18,166
Prepaid Insurance	210	194
Unrealized appreciation on forward currency exchange contracts	—	62
Dividend receivable	9,417	13,681
Total Assets	$2,472,348	$2,592,434

Liabilities
Debt (net of unamortized debt issuance costs of $7,567 and $10,197, respectively)	$1,255,933	$1,385,303
Interest payable	13,283	12,130
Payable for investments purchased	11,453	34,292
Unrealized depreciation on forward currency exchange contracts	2,260	—
Base management fee payable	8,929	8,906
Incentive fee payable	7,327	9,216
Accounts payable and accrued expenses	9,581	2,954
Distributions payable	27,116	23,242
Total Liabilities	1,335,882	1,476,043

Commitments and Contingencies (See Note 10)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	65	65
Paid in capital in excess of par value	1,168,384	1,168,384
Total distributable loss	(31,983)	(52,058)
Total Net Assets	1,136,466	1,116,391
Total Liabilities and Total Net Assets	$2,472,348	$2,592,434

Net asset value per share	$17.60	$17.29

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Year Ended December 31,
	2023	2022	2021
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$184,921	$138,984	$153,703
Dividend income	62	634	514
PIK income	20,536	13,495	4,475
Other income	10,561	15,091	6,173
Total investment income from non-controlled/non-affiliate investments	216,080	168,204	164,865

Investment income from non-controlled/affiliate investments:
Interest from investments	9,890	7,470	1,818
Dividend income	4,815	4,109	—
PIK income	2,308	1,542	5,622
Total investment income from non-controlled/affiliate investments	17,013	13,121	7,440

Investment income from controlled affiliate investments:
Interest from investments	33,739	19,819	11,822
Dividend income	30,957	18,401	12,601
PIK income	—	—	666
Total investment income from controlled affiliate investments	64,696	38,220	25,089
Total investment income	297,789	219,545	197,394

Expenses
Interest and debt financing expenses	80,008	52,318	51,345
Base management fee	36,095	34,669	34,888
Incentive fee	25,456	19,572	24,028
Professional fees	2,561	2,959	2,854
Directors fees	716	707	725
Other general and administrative expenses	7,981	5,777	5,038
Total expenses before fee waivers	152,817	116,002	118,878
Base management fee waiver	—	—	(4,837)
Incentive fee waiver	—	—	(4,519)
Total expenses, net of fee waivers	152,817	116,002	109,522
Net investment income before taxes	144,972	103,543	87,872
Income tax expense, including excise tax	3,357	837	134
Net investment income	141,615	102,706	87,738

Net realized and unrealized gains (losses)
Net realized loss on non-controlled/non-affiliate investments	(62,903)	(1,725)	25,084
Net realized gain (loss) on non-controlled/affiliate investments (net of taxes of $4,064, $0 and $0, respectively)	19,006	(1,355)	—
Net realized loss on controlled affiliate investments	—	—	(3,858)
Net realized gain (loss) on foreign currency transactions	(5,134)	5,292	(3,496)
Net realized gain (loss) on forward currency exchange contracts	(407)	20,894	(23,773)
Net realized loss on extinguishment of debt	—	(747)	(4,859)
Net change in unrealized appreciation on foreign currency translation	4,050	(3,644)	(936)
Net change in unrealized appreciation on forward currency exchange contracts	(2,322)	(5,259)	27,935
Net change in unrealized appreciation on non-controlled/non-affiliate investments	49,524	(50,309)	(568)
Net change in unrealized appreciation on non-controlled/affiliate investments	(24,271)	27,190	12,576
Net change in unrealized appreciation on controlled affiliate investments	4,217	12,437	3,964
Total net gains (losses)	(18,240)	2,774	32,069

Net increase in net assets resulting from operations	$123,375	$105,480	$119,807

Basic and diluted net investment income per common share	$2.19	$1.59	$1.36
Basic and diluted increase in net assets resulting from operations per common share	$1.91	$1.63	$1.86
Basic and diluted weighted average common shares outstanding	64,562,265	64,562,265	64,562,265

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through December 31, 2023, BCSF has invested approximately $7.0 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com